UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2008 (July 9, 2008)

MAGELLAN MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of principal executive offices)	(Zip Code)

(918) 574-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 9, 2008, Magellan Midstream Partners, L.P. (the “Partnership”), Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P. and Magellan Pipeline GP, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC and Banc of America Securities LLC, each acting on behalf of itself and as the representative of SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Raymond James & Associates, Inc. and UBS Securities LLC (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Senior Notes Offering”) by the Partnership of $250.0 million aggregate principal amount of 6.400% Senior Notes due 2018 (the “Senior Notes”). The Senior Notes were issued at 99.992% of the face value amount and the Partnership agreed to sell the Senior Notes to the Underwriters at a purchase price of 99.342% of the principal amount thereof.

Subject to customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on July 14, 2008.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated July 9, 2008 among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P., Magellan Pipeline GP, LLC, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the Underwriters named therein.

Exhibit 99.1	Press release dated July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Senior Vice President, Chief Financial Officer and Treasurer.

July 10, 2008

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement dated July 9, 2008 among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P., Magellan Pipeline GP, LLC, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the Underwriters named therein.

Exhibit 99.1	Press release dated July 9, 2008.